UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

CarrierEQ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56037	81-1188636
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The descriptions of the Program Agreement and Guaranty Letter in “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K are incorporated by reference in their entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2019,  AirFox Servicos e  Intermediacões LTDA (“Airfox Brazil”), a 99.99% owned subsidiary of CarrierEQ, Inc. d/b/a Airfox (“Airfox”) received R$65,000,000 (approximately U.S.$15,973,857) from Mastercard Brasil Soluções de Pagamento Digital  Ltda. (“Mastercard Brasil) pursuant to a Strategic Alliance and Incentive Program Agreement (the “Program Agreement”) entered into between Airfox Brazil, Mastercard Brasil and Via Varejo S.A. (“Via Varejo”) on June 12, 2019.

Pursuant to the Program Agreement, Airfox Brazil, as a licensee of MasterCard International, Inc. and a business partner of Mastercard Brasil, entered into the Incentive Program (as defined in the Program Agreement) in order to issue, expand and boost the prepaid card (“Airfox Card”) base of Airfox Brazil as well as the number of transactions and turnover (sales revenue) generated by MasterCard Cards. As an incentive to support the launching of Airfox Card, on December 16, 2019 Mastercard Brasil made to Airfox Brazil the incentive prepayment per sales revenue ("Sales Revenue Incentive Prepayment") totaling R$65,000,000.

As a Mastercard prepaid debt card issuer, Airfox Brazil will be entitled to receive Sales Revenue Incentive pursuant to the Program Agreement. As a result, the Sales Revenue Incentive will be used to amortize the Sales Revenue Incentive Prepayment received on December 11, 2019. Upon complete amortization of Incentive Prepayment, Mastercard will make quarterly payments of the Sales Revenue Incentive, calculated according to the value of transactions completed with the prepaid debit cards issued by the Airfox Brazil. Airfox Brazil will have no minimum commitment of transaction volumes to be completed with the prepaid cards.

The Sales Revenue Incentive Prepayment constitutes the creation of a direct financial obligation on Airfox Brazil since it constitutes prepaid sales revenue from Mastercard Brasil to Airfox Brazil.. Via Varejo has agreed to act as a guarantor of Airfox Brazil’s Sales Revenue Incentive Prepayment obligations to Mastercard Brasil pursuant to the Program Agreement and a Guaranty Letter.

The foregoing description of the Program Agreement and Guaranty Letter does not purport to be complete and is qualified in its entirety by reference to the Program Agreement and Guaranty Letter,   copies of which are filed as  Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Program Agreement between Mastercard Brasil, Airfox Brazil and Via Varejo
10.2	Guaranty Letter – Via Varejo

———————

*

Confidential portions of this exhibit have been omitted from the exhibit.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarrierEQ, Inc.

Date: December 23, 2019	By:	/s/ Douglas de Carvalho Lopes
Douglas de Carvalho Lopes
Chief Financial Officer (Principal Financial and Accounting Officer)